Exhibit 99.1

Consolidated Financial Statements and Reports of

Independent Certified Public Accountants

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

(A limited liability company)

For the Six-Month Periods Ended June 30, 2012, and 2011 (Unaudited)

and the Years Ended December 31, 2011, and 2010

AIAS HOLDING COMPANY, LLC And Subsidiaries

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members

AIAS Holding Company, LLC

We have audited the accompanying consolidated balance sheets of AIAS Holding Company, LLC, a limited liability company (“AIAS” or the “Company”) and Subsidiaries, as of December 31, 2011 and 2010, and the related consolidated statements of income and comprehensive income, changes in members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AIAS Holding Company, LLC and Subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton, LLP

New York, New York

April 11, 2012

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

June 30, 2012 and 2011 (unaudited)

	2012	2011
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,677,438	$6,534,311
Certificates of Deposit	1,314,500	—
Accounts receivable, net	8,680,635	2,960,296
Unbilled accounts receivable	8,240,603	3,506,073
Restricted cash	112,500	1,427,000
Other current assets	458,922	481,072

Total current assets	20,484,598	14,908,752

Property and equipment, at cost, less accumulated depreciation	4,613,954	2,909,739
Goodwill	25,317,933	25,317,933
Customer relationships and backlog, less accumulated amortization	14,461,806	16,503,473
Internally developed software, less accumulated depreciation	1,391,181	2,675,348
Trademark and tradenames	5,645,000	5,645,000
Other noncurrent assets	641,788	809,211

Total assets	$72,556,260	$68,769,456

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,648,972	$3,077,114
Deferred revenue	2,253,757	3,305,577
Billed prepayments unpaid	1,456,433	50,000
Current maturities of loans payable	330,000	1,748,000
Healthcare reimbursement	218,471	238,856

Total current liabilities	8,907,633	8,419,547

NON CURRENT LIABILITIES
Loans payable — long term	27,250,000	33,252,000

Total long term liabilities	27,250,000	33,252,000

MEMBERS’ EQUITY
Series A preferred units, voting, 8% cumulative, noncompounding, convertible, 3,300,000 units authorized, issued and outstanding, second liquidation preference of $33,000,000	(5,494,932)	(296,607)
Class A common units, voting, 8% cumulative, noncompounding, 5,500,000 units authorized, 2,200,000 issued and outstanding, fourth liquidation preference of $22,000,000	(3,663,291)	(197,741)
Class B common units, nonvoting, 714,689 units authorized, 568,652 (2011: 472,324) issued and outstanding, fifth liquidation preference	(4,783,821)	(4,008,314)
Additional paid-in capital	824,475	713,449
Treasury shares, at cost	(463,948)	(452,521)
Accumulated other comprehensive income	(306,938)	(164,638)
Retained earnings	50,287,082	31,504,281

Total members’ equity	36,398,627	27,097,909

Total liabilities and members’ equity	$72,556,260	$68,769,456

The accompanying notes are an integral part of these statements.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2011 and 2010

	2011	2010
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$9,063,000	$10,678,971
Accounts receivable, net	4,624,027	8,381,109
Unbilled accounts receivable	7,685,545	2,349,055
Restricted cash	1,427,000	1,042,000
Other current assets	465,097	283,903

Total current assets	23,264,669	22,735,038

Property and equipment, at cost, less accumulated depreciation	3,353,591	2,187,103
Goodwill	25,317,933	25,317,933
Customer relationships and backlog, less accumulated amortization	15,482,639	17,524,306
Internally developed software, less accumulated depreciation	2,033,264	3,317,431
Trademark and tradenames	5,645,000	5,645,000
Other noncurrent assets	725,500	—

Total assets	$75,822,596	$76,726,811

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,945,436	$1,788,328
Deferred revenue	4,476,986	1,369,319
Billed prepayments unpaid	563,239	2,332,500
Current maturities of loans payable	2,185,000	—
Healthcare reimbursement	230,063	223,056

Total current liabilities	9,400,724	5,713,203

NON CURRENT LIABILITIES
Loans payable — long term	32,378,000	—
Other long term liabilities	41,742	—

Total long term liabilities	32,419,742	—

MEMBERS’ EQUITY
Series A preferred units, voting, 8% cumulative, noncompounding, convertible, 3,300,000 units authorized, issued and outstanding, second liquidation preference of $33,000,000	(2,252,253)	26,887,201
Class A common units, voting, 8% cumulative, noncompounding, 5,500,000 units authorized, 2,200,000 issued and outstanding, fourth liquidation preference of $22,000,000	(1,501,505)	17,924,798
Class B common units, nonvoting, 714,689 units authorized, 487,860 (2011: 435,033) issued and outstanding, fifth liquidation preference	(4,281,728)	(705,785)
Additional paid-in capital	746,673	660,468
Treasury shares, at cost	(462,648)	(384,080)
Accumulated other comprehensive income	(323,688)	(219,815)
Retained earnings	42,077,279	26,850,821

Total members’ equity	34,002,130	71,013,608

Total liabilities and members’ equity	$75,822,596	$76,726,811

The accompanying notes are an integral part of these statements.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

For the six-month periods ended June 30, 2012 and 2011 (unaudited)

	2012	2011
REVENUE	$27,434,404	$20,646,519

Compensation and employee benefits	10,468,227	8,741,889
Customer expenses	306,639	148,599
General and administrative expenses	4,918,824	3,938,626
Depreciation and amortization expense	2,681,166	2,236,546
Compensation charge for distribution to change-in-control unitholders	—	541,123

Total operating expenses	18,374,856	15,606,783

Operating income	9,059,548	5,039,736

OTHER (EXPENSE) INCOME
Interest expense	(577,442)	(246,167)
Other income	263	390

Earnings before income taxes	8,482,369	4,793,959

Income tax expense	(272,566)	(140,499)

Net income	8,209,803	4,653,460

Other comprehensive income:
Foreign currency translation adjustment	(16,110)	55,177
Cash flow hedge interest adjustment	32,860	—

Comprehensive income	$8,226,553	$4,708,637

The accompanying notes are an integral part of these statements.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

For the years ended December 31, 2011 and 2010

	2011	2010
REVENUE	$47,211,352	$41,573,910

Compensation and employee benefits	17,194,085	16,474,924
Customer expenses	516,609	608,622
General and administrative expenses	7,941,973	7,294,148
Depreciation and amortization expense	4,770,331	4,531,081
Compensation charge for distribution to change-in-control unitholders	541,123	—

Total operating expenses	30,964,121	28,908,775

Operating income	16,247,231	12,665,135

OTHER (EXPENSE) INCOME
Interest expense	(966,093)	(192,067)
Other income	851	1,668

Earnings before income taxes	15,281,989	12,474,736

Income tax expense	(55,531)	(163,035)

Net income	15,226,458	12,311,701

Other comprehensive income:
Foreign currency translation adjustment	45,990	(37,775)
Cash flow hedge interest adjustment	(149,863)	—

Total comprehensive income	$15,122,585	$12,273,926

The accompanying notes are an integral part of these statements.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Consolidated Statements of Changes in Members’ Equity

For the six-month periods ended June 30, 2012 and 2011 (unaudited)

									Accumulated
							Additional		Other
	Series A Preferred		Class A Common Units		Class B Common Units		Paid-in	Treasury	Comprehensive	Retained
	Units	$	Units	$	Units	$	Capital	Stock	Income	Earnings	Total
Balance December 31, 2010	3,300,000	$26,887,201	2,200,000	$17,924,798	435,033	$(705,785)	$660,468	$(384,080)	$(219,815)	$26,850,821	$71,013,608
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	55,177		55,177
Net income	—	—	—	—	—	—	—	—	—	4,653,460	4,653,460
Award of restricted Class B units	—	—	—	—	62,150	—	—	—	—	—	—
Forfeiture of restricted Class B units	—	—	—	—	(16,573)	—	—	—	—	—	—
Repurchase of restricted Class B units	—	—	—	—	(8,286)	—	—	(68,441)	—	—	(68,441)
Class B unit award compensation expense	—	—	—	—	—	—	52,981	—	—	—	52,981
2010 tax distributions	—	(4,170,154)	—	(2,780,102)	—	(549,744)	—	—	—	—	(7,500,000)
2011 tax distributions	—	(911,705)	—	(607,804)	—	(130,490)	—	—	—	—	(1,649,999)
2011 special distributions	—	(22,101,949)	—	(14,734,633)	—	(2,622,295)	—	—	—	—	(39,458,877)

Balance June 30, 2011	3,300,000	$(296,607)	2,200,000	$(197,741)	472,324	$(4,008,314)	$713,449	$(452,521)	$(164,638)	$31,504,281	$27,097,909

Balance December 31, 2011	3,300,000	$(2,252,253)	2,200,000	$(1,501,505)	487,860	$(4,281,728)	$746,673	$(462,648)	$(323,688)	$42,077,279	$34,002,130

Foreign currency translation adjustment	—			—	—	—	—	—	(16,110)	—	(16,110)
Hedge Interest Adjustment	—	—	—	—	—	—	—	—	32,860	—	32,860
Net income	—	—	—	—	—	—	—	—	—	8,209,803	8,209,803
Award of restricted Class B units	—	—	—	—	93,221	—	—	—	—	—	—
Forfeiture of restricted Class B units	—	—	—	—	(4,272)	—	—	—	—	—	—
Repurchase of restricted Class B units	—	—	—	—	(8,157)	—	—	(1,300)	—	—	(1,300)
Class B unit award compensation expense	—	—	—	—	—	—	77,802	—	—	—	77,802
2011 tax distributions	—	(2,220,805)	—	(1,480,536)	—	(317,283)	—	—	—	—	(4,018,624)
2012 tax distributions	—	(1,021,874)	—	(681,250)	—	(184,810)	—	—	—	—	(1,887,934)
2011 special distributions	—	—	—	—	—	—	—	—	—	—	—

Balance June 30, 2012	3,300,000	(5,494,932)	2,200,000	(3,663,291)	568,652	(4,783,821)	824,475	(463,948)	(306,938)	50,287,082	36,398,627

Note:

Retained earnings have been allocated to members for tax purposes. However, for financial reporting purposes, retained earnings are being presented separately in the statement above.

The accompanying notes are an integral part of these statements.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Consolidated Statements of Changes in Members’ Equity

For the years ended December 31, 2011 and 2010

									Accumulated
							Additional		Other
	Series A Preferred		Class A Common Units		Class B Common Units		Paid-in	Treasury	Comprehensive	Retained
	Units	$	Units	$	Units	$	Capital	Stock	Income	Earnings	Total
Balance December 31, 2009	3,300,000	$30,355,325	2,200,000	$20,236,881	435,030	$(245,438)	$518,579	$(14,625)	$(182,040)	$14,539,120	$65,207,802
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(37,775)		(37,775)
Net income	—	—	—	—	—	—	—	—	—	12,311,701	12,311,701
Award of restricted Class B units	—	—	—	—	111,868	—	—	—	—	—	—
Forfeiture of restricted Class B units	—	—	—	—	(47,841)	—	—	—	—	—	—
Repurchase of restricted Class B units	—	—	—	—	(64,024)	—	—	(369,455)	—	—	(369,455)
Class B unit award compensation expense	—	—	—	—	—	—	141,889	—	—	—	141,889
2009 tax distributions	—	(3,468,124)	—	(2,312,083)	—	(460,347)	—	—	—	—	(6,240,554)

Balance December 31, 2010	3,300,000	26,887,201	2,200,000	17,924,798	435,033	(705,785)	660,468	(384,080)	(219,815)	26,850,821	71,013,608
Foreign currency translation adjustment	—			—	—	—	—	—	45,990	—	45,990
Hedge Interest Adjustment	—	—	—	—	—	—	—	—	(149,863)	—	(149,863)
Net income	—	—	—	—	—	—	—	—	—	15,226,458	15,226,458
Award of restricted Class B units	—	—	—	—	108,760	—	—	—	—	—	—
Forfeiture of restricted Class B units	—	—	—	—	(33,211)	—	—	—	—	—	—
Repurchase of restricted Class B units	—	—	—	—	(22,722)	—	—	(78,568)	—	—	(78,568)
Class B unit award compensation expense	—	—	—	—	—	—	86,205	—	—	—	86,205
2010 tax distributions	—	(4,170,154)	—	(2,780,102)	—	(549,744)	—	—	—	—	(7,500,000)
2011 tax distributions	—	(2,867,351)	—	(1,911,568)	—	(403,904)	—	—	—	—	(5,182,823)
2011 special distributions	—	(22,101,949)	—	(14,734,633)	—	(2,622,295)	—	—	—	—	(39,458,877)

Balance December 31, 2011	3,300,000	$(2,252,253)	2,200,000	$(1,501,505)	487,860	$(4,281,728)	$746,673	$(462,648)	$(323,688)	$42,077,279	$34,002,130

The accompanying notes are an integral part of these statements.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the six-month periods ended June 30, 2012 and 2011 (unaudited)

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,209,803	$4,653,460
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,597,454	2,208,641
Amortization of debt financing cost	83,712	27,905
Equity based compensation expense	77,802	52,981
Increase (decrease) in cash attributable to changes in operating assets and liabilities
Accounts receivable and unbilled receivables	(4,611,666)	4,263,795
Other assets	6,175	(197,170)
Accounts payable and accrued expenses	3,576,256	(977,914)
Deferred revenue	(2,223,229)	1,936,258

Net cash provided by operating activities	7,716,307	11,967,956

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(2,194,901)	(1,268,361)
Purchase of certificates of deposits	—	(385,000)

Net cash used in investing activities	(2,194,901)	(1,653,361)

CASH FLOWS FROM FINANCING ACTIVITIES
Debt financing costs	—	(837,115)
Proceeds from debt financing	—	35,000,000
Payments on debt	(6,983,000)	—
Members’ distributions	(5,906,558)	(48,608,876)
Repurchase of member units	(1,300)	(68,441)

Net cash used in financing activities	(12,890,858)	(14,514,432)

Effects of exchange rate changes	(16,110)	55,177

Net decrease in cash and cash equivalents	(7,385,562)	(4,144,660)

Cash and cash equivalents, beginning of year	9,063,000	10,678,971

Cash and cash equivalents, end of the six-month period	$1,677,438	$6,534,311

The accompanying notes are an integral part of these statements.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the years ended December 31, 2011 and 2010

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$15,226,458	$12,311,701
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,658,716	4,158,628
Amortization of debt financing cost	111,615	372,453
Equity based compensation expense	86,205	141,889
Increase (decrease) in cash attributable to changes in operating assets and liabilities
Accounts receivable and unbilled receivables	(1,579,408)	(1,281,241)
Other assets	(181,194)	174,015
Accounts payable and accrued expenses	(1,713,267)	558,009
Deferred revenue	3,107,667	741,819

Net cash provided by operating activities	19,716,792	17,177,273

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(2,499,370)	(1,223,143)
Purchase of certificates of deposits	(385,000)	—

Net cash used in investing activities	(2,884,370)	(1,223,143)

CASH FLOWS FROM FINANCING ACTIVITIES
Debt financing costs	(837,115)	—
Proceeds from debt financing	35,000,000	—
Payments on debt	(437,000)	(11,148,891)
Members’ distributions	(52,141,700)	(6,240,555)
Repurchase of member units	(78,568)	(369,455)

Net cash used in financing activities	(18,494,383)	(17,758,901)

Effects of exchange rate changes	45,990	(37,775)

Net decrease in cash and cash equivalents	(1,615,971)	(1,842,546)

Cash and cash equivalents, beginning of year	10,678,971	12,521,517

Cash and cash equivalents, end of year	$9,063,000	$10,678,971

The accompanying notes are an integral part of these statements.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

1.	NATURE OF OPERATIONS

AIAS Holding Company, LLC (“Holdings” or “AIAS”), through its wholly owned subsidiaries, Argus Information and Advisory Services, LLC (“Argus”), Argus Information and Advisory Services, LTD and Argus Services UK, LTD (collectively, the “Company”), provides products, consulting services, and information and analysis on consumer financial and payment behavior to the financial services industry. Holdings was organized on July 11, 2007, in the State of Delaware.

On July 31, 2007, through a series of transactions, AIAS acquired 100% of the beneficial ownership of Argus. These transactions were accounted for as a business combination. As of June 30, 2012, the proportional ownership of Holdings is as follows: Oak XII Argus Blocker Corporation (“Oak”) (54.4%), Argus Holdings, LLC (35.9%), KLH Associates, LLC (0.4%), and Class B unit holders (9.3%).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) and have been consistently applied in the preparation of the financial statements.

Unaudited Interim Financial Statements

The accompanying interim consolidated balance sheets as of June 30, 2012 and 2011, and the consolidated statements of income, comprehensive income, changes in members’ equity and cash flows for the six-month periods ended June 30, 2012 and 2011 and the related footnote disclosures are unaudited. These unaudited interim consolidated financial statements have been prepared in accordance with GAAP. In management’s opinion, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of our statement of financial position as of June 30, 2012 and 2011 and our consolidated results of operations and our cash flows for the six-month periods ended June 30, 2012 and 2011. The results for the six month ended June 30, 2012 are not necessarily indicative of the results expected for the full fiscal year.

Principles of Consolidation

The consolidated financial statements of the Company include the financial statements of AIAS and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

AIAS considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company’s cash and cash equivalents are held in safekeeping by certain large creditworthy financial institutions. Cash and cash equivalents in excess of the $250,000 insured limit of the Federal Deposit Insurance Corporation (“FDIC”) at June 30, 2012, were approximately $1,122,094. In addition, the Company has approximately $114,400 of cash and cash equivalents in international financial institutions as of June 30, 2012. The Company does not believe that it is exposed to any significant risk on its balances.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

The amounts of cash and cash equivalents in excess of FDIC insured limits as of December 31, 2011, June 30, 2011 and December 30, 2010 were $8,672,204, $5,883,093, and $10,249,118 respectively.

The amounts of cash and cash equivalents in international financial institutions as of December 31, 2011, June 30, 2011 and December 30, 2010 were $122,977, $366,444 and $154,535 respectively.

Accounts Receivable

Accounts receivable consist of trade receivables, which are potentially subject to credit risk, and are recorded at original invoice amount. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. The Company generally does not require collateral for trade receivables. The Company determines its allowance by considering a number of factors including the length of time receivables are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

The Company’s allowance for doubtful accounts amounted to $51,538 and $101,539 as of June 30, 2012 and 2011, respectively. For the six-month periods ended June 30, 2012 and 2011, the amount written off against the allowance for doubtful accounts was $163,462 and $1,318, respectively.

The Company’s allowance for doubtful accounts amounted to $150,000, and $102,857 as of December 31, 2011 and 2010, respectively. For the years ended December 31, 2011 and 2010, the amount written off against the allowance for doubtful accounts was $46,318 and $115,617, respectively.

Unbilled Account Receivables

Unbilled account receivable represent revenue earned in the current period but not billed to the customer until future dates, usually within three months.

Revenue Recognition

Revenues are earned primarily from the sale of the right to participate in industry studies, software licenses, mathematical model licenses, and consulting services.

Revenues from the studies are recognized on a straight-line basis over the contract term.

Consulting revenues are recognized on a proportional performance basis as the services are rendered.

Software licenses and model licenses are recognized either ratably over the license period for instances when the licenses may be used for a discreet term or upon delivery for instances when a license may be used in perpetuity.

The Company may also enter into multi-element revenue arrangements that may consist of multiple deliverables of its product and service offerings. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability of the sale price is reasonably assured.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

During 2011, the Company adopted ASC Update No. 2009-13, “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements.” The consensus in Update No. 2009-13 supersedes certain guidance in Topic 605 (formerly EITF Issue No. 00-21, Multiple-Element Arrangements) and requires the Company to allocate arrangement consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. The consensus eliminated the use of the residual method of allocation and requires the use of the relative selling-price method in all circumstances in which the Company recognizes revenue for an arrangement with multiple deliverables subject to ASC 605-25.

Arrangements with customers may include multiple deliverables, including any combination of products (such as Mathematical Models), analytical services and maintenance services. The products are generally delivered upon completion of development. Analytical services and other services are generally performed at the time requested by the client. For the Company’s multiple-element arrangements, deliverables are separated into more than one unit of accounting when (i) the delivered element(s) have value to the customer on a stand-alone basis, and (ii) delivery of the undelivered element(s) is probable and substantially in the control of the Company. The revenue is then allocated to each unit of accounting based on the estimated selling price determined using a hierarchy of evidence:

•	Vendor-specific objective evidence (“VSOE”) — the price of a deliverable when the Company regularly sells it on a stand-alone basis.

•	Typically, the Company’s products and services are customized based on the customer’s prescribed criteria. Therefore, in some cases the Company is unable to determine VSOE for its products and services.

•	Third party evidence (“TPE”) — Third party (competitor, subcontractors, etc.) sales prices for the same or largely interchangeable products or services to similar customers in stand-alone sales. TPE can only be used if VSOE is not available.

•	The Company’s products and services often contain a level of customization and differentiation that make comparable pricing impossible.

•	Best estimate of selling price (“BESP”) — When the Company is unable to establish VSOE or TPE, the Company uses BESP. The objective of BESP is to determine the price at which the Company would transact a sale if the product or service were sold on a standalone basis.

•	The Company determines BESP for a product or service by considering multiple company-specific factors, including, but not limited to, geographies, market conditions, competitive landscape, internal costs, gross margin objectives, and pricing practices. The Company’s analytical and other services BESP are usually based on budgeted hours and standard rates. In determining BESP, for a product the Company applies significant judgment to weigh a variety of factors, based on the facts and circumstances of the arrangement.

Additionally, when the Company enters into software contracts that provide for multiple deliverables and is unable to establish VSOE for some or all of the undelivered elements, the associated revenues are deferred and recognized on a straight-line basis over the license period.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

Deferred Revenue

Deferred revenue represents billings for fees that are recorded upon receipt and are recognized as revenue as services are rendered.

Billed prepayments unpaid

Billed prepayments unpaid represent amounts billed to the customers in advance, which are recorded as deferred revenue upon receipt and are recognized into revenue as services are rendered.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Additions, renewals and improvements are capitalized, while maintenance and repair costs are expensed when incurred. Depreciation of equipment, furniture and fixtures is provided using the double-declining balance method over the estimated useful lives of the related assets ranging from 5 to 7 years. Depreciation of software is provided using the straight-line basis over the estimated useful life of 3 years. Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease.

Share-Based Compensation

Compensation expense is recognized over the requisite service period for awards of equity instruments granted to employees based on the grant-date fair value of those awards expected to ultimately vest (with limited exceptions). Forfeitures are estimated on the date of grant and revised if actual or expected forfeiture activity differs materially from original estimates. Equity instruments that were granted in 2011 and 2010 only vest upon a change in control; thus, no compensation expense was recognized from these grants for the year ended December 31, 2011 and December 31, 2010. In April 2012, the Company converted all outstanding 2011 and 2010 grants to time vested units effective January 1, 2012. These units will vest over a period of 7 years. This change was accounted for as a modification (see Note 14). Pursuant to the terms of restricted unit equity incentive plan, all unvested units will vest upon change in control. Further, these units represent profit interests in the Company and are entitled to distributions in a liquidation event, only with respect to proceeds in excess of certain thresholds mentioned in the agreements.

Special Cash Distribution

In 2011, a special $40,000,000 cash distribution was approved by the board and paid in April 2011. The distribution was funded using $34,162,885 of proceeds from the term loan dated April 29, 2011 and $5,837,115 of excess operating cash. The distribution was made to all unit holders in proportion to the units held by each unit holder. Series A preferred and Class A common unit holders’ distribution was recorded as a reduction to each unit holders’ capital account. Class B common unit holders’ distribution was recorded as a reduction to each unit holders’ capital account if the unit holder held vested time-vesting units or time-vesting units that are expected to vest or a mix of time-vesting units and change-in-control units and had executed a special distribution agreement. The special distribution agreement provides the Company the right to deduct the amount of the special distribution from a future redemption of the Class B common units. The distribution to Class B common unit holders who held only change-in-control units was recorded in the income statement as compensation for distribution to change-in-control unit holders. The amount of the special cash distribution expense charged to the income statement in the six-month period ended June 30, 2011 and for the year ended December 31, 2011 was $541,123.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, and short-term and long-term borrowings. The carrying amount of the short-term instruments approximates fair market value due to their short-term nature. The carrying amount of long-term borrowings approximates fair value as their interest rate approximates current market rate. For derivative financial instruments, see Note 7.

Fair Value Measurements

The Company has assets and liabilities that are measured at fair value on a recurring basis. Assets and liabilities that are measured at fair value on a recurring basis include derivatives.

The Company uses a hierarchical framework that prioritizes and ranks the market price observability used in fair value measurements. Market price observability is affected by a number of factors, including the type of asset or liability and the characteristics specific to the asset or liability being measured. Assets and liabilities with readily available, active quoted market prices or for which fair value can be measured from actively quoted prices generally are deemed to have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value. The Company classifies the inputs used to measure fair value into one of three levels as follows:

Level 1 —	Quoted prices in an active market for identical assets or liabilities;

Level 2 —	Observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 —	Assets and liabilities whose significant value drivers are unobservable.

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or liability may fall into different levels of the fair value hierarchy. In those instances, the Company classifies the fair value measurement using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment. In accordance with GAAP, the Company is not permitted to adjust quoted market prices in an active market, even if the Company owns a large investment, the sale of which could reasonably impact the quoted price.

The Company’s fair value measurements on derivatives (see Note 7) reside within Level 2 of the fair value hierarchy.

Impairment of Long-Lived Assets

The Company periodically reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of those assets may not be recoverable. The carrying value of a long-lived asset is considered impaired when the anticipated cumulative undiscounted cash flow from that asset is less than its carrying value. If there are indications that the carrying amounts of such assets may not be recoverable, the Company would recognize an impairment loss by a charge against current operations. There are no impairment charges during the years ended December 31, 2011 and 2010. In addition, there are no impairment charges during the six-month periods ended June 30, 2012 and 2011.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

Goodwill and Other Intangibles with Indefinite Lives

Goodwill represents the excess of the cost of an acquired business over the net of the amounts assigned to assets and liabilities assumed. All intangible assets acquired that are obtained through contractual or legal right, or are capable of being separately sold, transferred, licensed, rented, or exchanged are recognized as an asset apart from goodwill. Goodwill and intangibles with indefinite lives are not subject to amortization but instead are tested for impairment annually as of December 31, as well as whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable using a two-step process for the reporting unit. The first step in the process is to identify any potential impairment by comparing the carrying value of a reporting unit and its fair value. The Company determines the fair value of its reporting unit using a discounted cash flow valuation approach. If a potential impairment is identified, the second step is to measure the impairment loss by comparing the implied fair value of goodwill with the carrying value of goodwill of the reporting unit. The Company did not incur any impairment losses during the years ended December 31, 2011 and 2010. Further, the Company did not incur any impairment losses during the six-month periods ended June 30, 2012 and 2011.

Income Taxes

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. As of December 31, 2011 and 2010, the Company has no material uncertain tax positions. In addition, during the six-month periods ended June 30, 2012 and 2011, the Company has no material uncertain tax positions.

The Company and its U.S. subsidiaries are limited liability entities and are not subject to federal or state income taxes. The net earnings of Holdings and Argus are passed through to its members, and members are obligated to pay any related income taxes. To the extent the Company is subject to entity level taxes imposed by certain state and local jurisdictions, the tax is accrued and paid by the Company. The Company’s foreign subsidiaries, Argus Information and Advisory Services, LTD and Argus Services UK, LTD (collectively, “Argus UK”), are subject to United Kingdom corporate income taxes. The Company’s U.S. federal and state tax returns are subject to potential examination for tax years 2009, 2010 and 2011, while Argus UK’s returns remain subject to potential examination by the UK tax authorities for tax year 2008, 2009, 2010 and 2011. The Company’s 2008 federal income tax return was examined by the Internal Revenue Service. This examination resulted in a no change letter being issued.

The Company recognizes interest and penalties associated with uncertain tax positions as a component of income tax expense. Our accrual for interest and penalties was zero at December 31, 2011 and 2010. Our accrual for interest and penalties was also zero at June 30, 2012 and 2011.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

In assessing the value of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As of December 31, 2011 and 2010, the Company does not have deferred tax assets. In addition, as of June 30, 2012 and 2011, the Company does not have deferred tax assets.

Deferred Financing Costs

In connection with the Company’s 2011 term loan, the Company capitalized deferred financing costs of $837,115. These costs are amortized over the term of the loan (five years) and are included in other noncurrent assets in the accompanying consolidated financial statements. The unamortized deferred financing costs as of December 31, 2011 and 2010 were $725,500 and $0, respectively. The unamortized deferred financing costs as of June 30, 2012 and 2011 were $641,788 and $809,211, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Adopted Accounting Standards

In May 2011, the FASB issued Accounting Standard Update (“ASU”) No. 2011-04, which amends ASC Topic 820, Fair Value Measurements and Disclosures. This ASU clarifies, among other things, the intent about the application of existing fair value requirements, including those related to highest and best use concepts, and also expands the disclosure requirements for fair value measurements categorized within Level 3 of the fair value hierarchy. This ASU clarifies that a reporting entity should disclose quantitative information about significant unobservable inputs used in a fair value measurement that is categorized within Level 3 of the fair value hierarchy.

Additionally, this ASU expands the disclosures for fair value measurements categorized within Level 3 where a reporting entity will be required to include a description of the valuation processes used and the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs, if any. Additional disclosure will also be required for any transfers between Level 1 and Level 2 of the fair value hierarchy of fair value measurements on a gross basis as well as additional disclosure of the level in the fair value hierarchy of assets and liabilities that are not recorded at fair value. For many of the requirements, the FASB does not intend for this ASU to result in a change in the application of the requirements in ASC Topic 820. The guidance in this ASU is to be applied prospectively and is effective during interim and annual periods beginning after December 15, 2011. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

In June 2011, the FASB issued ASU No. 2011-05, which amends ASC Topic 220, Comprehensive Income. The guidance in this ASU is intended to increase the prominence of items reported in other comprehensive income in the financial statements by presenting the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. This ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. The guidance in this ASU does not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. Upon adoption, this update is to be applied retrospectively and is effective during interim and annual periods beginning after December 15, 2011. The Company has presented comprehensive income in a continuous statement of comprehensive income in accordance with the standard.

In September 2011, the FASB issued ASU No. 2011-08, which amends ASC Topic 350, Intangibles-Goodwill and Other. The guidance in this ASU permits an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in ASC Topic 350. Under the amendments in this ASU, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In December 2011, the FASB issued ASU No. 2011-12, which defers certain provisions contained in ASU No. 2011-05 requiring the presentation of components of reclassifications of other comprehensive income on the face of the income statement or in the notes to the financial statements. However this deferral does not impact the other requirements contained in the new standard on comprehensive income as described above. This ASU is effective during interim and annual periods beginning after December 15, 2011. The Company has presented comprehensive income in a continuous statement of comprehensive income in accordance with the standard.

Reclassification

Certain prior-year amounts have been reclassified to conform to current year’s presentation.

3.	SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid for interest for the six-month periods ended June 30, 2012 and 2011 amounted to $784,676 and $34,511, respectively. Of the amount paid for interest for the six-month period ended June 30, 2012, $51,145 was for interest rate swap settlement payments. Cash paid for interest for the years ended December 31, 2011, and 2010 amounted to $745,770 and $193,708, respectively. Of the amount paid for interest for the year ended December 31, 2011, $95,324 was for interest rate swap settlement payments.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

4.	GOODWILL AND INTANGIBLE ASSETS

AIAS acquired the following intangible assets when it purchased the beneficial ownership of Argus in July 2007. The fair value of the intangible assets acquired was determined by management with the assistance of an independent professional valuation firm. Included in the Company’s balance sheets as of June 30, 2012 and 2011 are the following:

		Accumulated
	Gross Cost	Amortization	Net
2012
Intangibles with indefinite lives
Goodwill — Holdings	$25,317,933	$—	$25,317,933
Trademark and trade names	5,645,000	—	5,645,000

	30,962,933	—	30,962,933

Intangibles with finite lives
Customer relationships	24,500,000	10,038,194	14,461,806
Internally developed software	7,705,000	6,313,819	1,391,181
Customer backlog	500,000	500,000	—

	$63,667,933	$16,852,013	$46,815,920

		Accumulated
	Gross Cost	Amortization	Net
2011
Intangibles with indefinite lives
Goodwill — Holdings	$25,317,933	$—	$25,317,933
Trademark and trade names	5,645,000	—	5,645,000

	30,962,933	—	30,962,933

Intangibles with finite lives
Customer relationships	24,500,000	7,996,527	16,503,473
Internally developed software	7,705,000	5,029,652	2,675,348
Customer backlog	500,000	500,000	—

	$63,667,933	$13,526,179	$50,141,754

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

Included in the Company’s balance sheets as of December 31, 2011 and 2010 are the following:

		Accumulated
	Gross Cost	Amortization	Net
2011
Intangibles with indefinite lives
Goodwill — Holdings	$25,317,933	$—	$25,317,933
Trademark and trade names	5,645,000	—	5,645,000

	30,962,933	—	30,962,933

Intangibles with finite lives
Customer relationships	24,500,000	9,017,361	15,482,639
Internally developed software	7,705,000	5,671,736	2,033,264
Customer backlog	500,000	500,000	—

	$63,667,933	$15,189,097	$48,478,836

		Accumulated
	Gross Cost	Amortization	Net
2010
Intangibles with indefinite lives
Goodwill — Holdings	$25,317,933	$—	$25,317,933
Trademark and trade names	5,645,000	—	5,645,000

	30,962,933	—	30,962,933

Intangibles with finite lives
Customer relationships	24,500,000	6,975,694	17,524,306
Internally developed software	7,705,000	4,387,569	3,317,431
Customer backlog	500,000	500,000	—

	$63,667,933	$11,863,263	$51,804,670

Amortization expense for the six-month periods ended June 30, 2012 and 2011 was $1,662,916 and $1,662,916, respectively. Amortization expense for the years ended December 31, 2011 and 2010 was $3,325,834 and $3,325,833, respectively. The Company’s estimated amortization expense is $1,662,917 for the six-month period ending December 31, 2012, $2,790,764 for the year ending December 31, 2013, and $2,041,667 for the years ending December 31, 2014, 2015 and 2016, respectively.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

The Company assessed the useful lives of all intangible assets in accordance with ASC 350 “Goodwill and Other Intangible Assets.” There were no changes to such lives, and there are no expected residual values associated with these intangible assets. Customer relationships are being amortized on a straight-line basis over 12 years, internally developed software is being amortized over six years, and customer backlog was amortized over one-and-one-half years.

5.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at June 30:

	2012	2011
Equipment	$5,196,373	$3,191,865
Furniture and fixtures	739,547	670,397
Software	1,570,856	1,071,777
Leasehold improvements	557,909	547,001

	8,064,685	5,481,040
Less accumulated depreciation	(3,450,731)	(2,571,301)

	$4,613,954	$2,909,739

Property and equipment consists of the following at December 31:

	2011	2010
Equipment	$3,704,358	$2,138,126
Furniture and fixtures	668,796	668,634
Software	971,264	861,757
Leasehold improvements	540,525	539,871

	5,884,943	4,208,388
Less accumulated depreciation	(2,531,352)	(2,021,285)

	$3,353,591	$2,187,103

Depreciation expense was $934,538 and $545,725 for the six-month period ended June 30, 2012 and 2011, respectively. In 2012, the Company disposed of an asset with the cost of $29,857 for which it recognized a loss on disposal of the asset of $12,898. Depreciation expense was $1,332,882 and $832,794 for the years ended December 31, 2011 and 2010, respectively. During the year ended December 31, 2011, $822,815 of fully depreciated assets and the associated depreciation was written off.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

6.	INCOME TAXES

The Company and its U.S. subsidiaries are limited liability entities and are not subject to federal or state income taxes. The net earnings of Holdings and Argus are passed through to its members, and members are obligated to pay any related income taxes. To the extent the Company is subject to entity level taxes imposed by certain state and local jurisdictions, the tax is accrued and paid by the Company. The Company’s foreign subsidiaries, Argus Information and Advisory Services, LTD and Argus Services UK, LTD (collectively, “Argus UK”), are subject to United Kingdom corporate income taxes.

The current and deferred income tax (expense) benefit for the year ended December 31, 2011, from the operations of Argus UK, was $35,730 and $0, respectively. The current and deferred tax (expense) benefit for the year ended December 31, 2010 was ($93,516) and ($69,519), respectively. The current and deferred income tax (expense) benefit for the six-month period ended June 30, 2012, from the operations of Argus UK was ($263,701) and $0, respectively. The current and deferred tax (expense) benefit for the six-month period ended June 30, 2011, was ($68,736) and $0, respectively.

The current state and other tax (expense) benefit for the year ended December 31, 2011 and 2010 from the operations of Holdings and Argus is ($91,261) and $0, respectively. The current state and other tax (expense) benefit for the six-month period ended June 30 2012, and 2011 from the operations of Holdings and Argus is ($8,865) and ($71,763), respectively.

The Company’s effective tax rate differs from the federal statutory rate primarily as a result of foreign operations and the tax status of Holdings and Argus, which are taxed as domestic partnerships.

7.	DERIVATIVE FINANCIAL INSTRUMENTS

On May 27, 2011, the Company entered into two equal interest rate swap agreements with a total notional amount of $31,500,000. Each contract fixes the floating interest rate provided in the term loan at 0.94%. The objective of the hedge is to offset the variability of cash flows due to the changes in the LIBOR interest rate for the quarterly variable-rate interest payments between May 27, 2011 and May 5, 2013, in connection with its $40,000,000, senior secured credit facility obtained during the year. The swap agreements expire on May 7, 2013. As of June 30, 2012 and December 31, 2011, $27,580,000 and $30,712,500, of the outstanding loan was hedged, respectively.

Since the interest rate swaps hedge the variability of interest payments on variable rate debt with the same terms, they qualify for cash flow hedge accounting treatment. For derivatives designated as cash flow hedges, changes in the time value are excluded from the assessment of hedge effectiveness. Unrealized gains and losses associated with ineffective hedges, which are determined using the hypothetical derivative method, are recognized in other (loss) income, net. Derivative gains and losses included in accumulated other comprehensive income or loss for effective hedges is reclassified into operations upon recognition of the hedged transaction. There is no hedge ineffectiveness as of June 30, 2012, June 30, 2011, and December 31, 2011. Hence, there is no reclassification of derivative gains and losses from accumulated other comprehensive income to consolidated statements of income.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

As of December 31, 2011, the fair value of the interest rate swap amounted to $149,863 and is included in Accounts Payable and Accrued Expenses in the consolidated balance sheet and in accumulated other comprehensive loss. As of June 30, 2012, the fair value of the interest rate swap amounted to $117,003 and is included in Accounts Payable and Accrued Expenses in the consolidated balance sheet and in accumulated other comprehensive loss.

8.	LOANS PAYABLE

On April 29, 2011, the Company entered into a debt financing agreement with a lender to provide an aggregate of $40,000,000 senior credit facility (the “Facility”), secured by substantially all the assets of the Company. The Facility includes a revolving credit line of $5,000,000, including a $3,000,000 sublimit for the issuance of standby letters of credit and a $1,000,000 sublimit for swing line loans and an option to increase the facility by $20 million. The Facility also includes a $35,000,000 term loan with principal payments every quarter beginning September 2011 and a maturity date of April 29, 2016. The proceeds of the term loan were used to fund a special cash distribution to AIAS unit holders.

The term loan is payable in eight quarterly installments of $437,000 through the quarter beginning April 1, 2013, and quarterly installments of $875,000 through March 31, 2016, with the balance due on the same date. The Company made two regularly scheduled payments of $437,000 and one regularly scheduled payment of $238,750 during the six months period ended June 30, 2012. The Company made two additional prepayments totaling $5,870,250 during the six months period ended June 30, 2012. The Company made one regular scheduled payment of $437,000 during the year ended December 31, 2011.

The remaining loan is payable in four quarterly installments of $82,500 through the quarter beginning April 1, 2013, and quarterly installments of $520,500 through March 31, 2016, with the balance due on April 29, 2016.

Interest is payable in arrears and is calculated on the basis of (1) the applicable LIBOR margin plus the LIBOR rate, or (2) the applicable Base rate margin plus the Base rate, as defined in the credit agreement. The note included certain debt covenants, including the maintenance of certain levels of leverage and fixed-charge coverage ratios. The Company was in compliance with all debt covenants as of June 30, 2012, December 31, 2011 and June 30, 2011.

The outstanding balance of the term loan amounted to $27,580,000 as of June 30, 2012. The outstanding balance of the credit facility amounted to $0 as of June 30, 2012. The outstanding balance of the term loan amounted to $34,563,000 as of December 31, 2011. The outstanding balance of the credit facility amounted to $0 as of December 31, 2011.

At December 31, 2011, the loan included a three month Libor advance totaling $34,126,000, and a two month Libor advance totaling $437,000, respectively. At December 31, 2011, the applicable interest rates were 3.69% and 3.59%, excluding the effect of the interest rate swaps. At June 30, 2012, one Libor advance totaling $27,580,000 was outstanding. At June 30, 2012, the applicable interest rate was 3.28%, excluding the effect of the interest rate swaps.

In December 2010, the Company paid the remaining principal balance in full on its previous $15,000,000 credit agreement entered into in 2007 and all unamortized deferred financing costs were expensed.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

Principal payments on the term loans as of June 30, 2012 for the next five years are as follows:

Year	Amount
Six months ending December 31, 2012	$165,000
2013	1,206,000
2014	2,082,000
2015	2,082,000
2016	22,045,000

Total	$27,580,000

Principal payments on the term loans as of December 31, 2011 for the next five years are as follows:

Year	Amount
2012	$2,185,000
2013	2,624,000
2014	3,500,000
2015	3,500,000
2016	22,754,000

Total	$34,563,000

Interest expense was $577,442 and $246,167 for the six-month periods ended June 30, 2012 and 2011, respectively. Interest expense was $966,093 and $192,067 for the years ended December 31, 2011 and 2010, respectively. For the year ended December 31, 2011, interest expense of $59,395 was included for the difference between the floating Libor interest rate and the fixed interest rate as provided in the interest rate swaps. For the six-month period ended June 30, 2012, interest expense of $51,145 was included for the difference between the floating Libor interest rate and the fixed interest rate as provided in the interest rate swaps.

9.	MEMBERS’ EQUITY

The Company has three classes of equity instruments outstanding as of December 31, 2011 and June 30, 2012:

Series A Preferred Units

a.	Rights, preferences, and liquidation

The Series A preferred units have the first priority payment of cumulative required annual return on principal, less distributions, of 8% and a second priority payment of return of capital in the event of liquidation. The accumulated priority cash return as of June 30, 2012 and December 31, 2011 was $7,485,068 and $9,407,747, respectively. The amount is not recorded until the occurrence of a liquidation event. Each unit conveys one vote to the holder.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

In the event that any other class of unitholder seeks to sell its units, the Series A preferred unitholder has the right of first refusal to purchase the units.

b.	Conversion

Each unit of Series A preferred units outstanding is convertible into Class A common units at any time at the option of the holder. The conversion formula provides that the conversion of the shares will have no dilutive effect on the holder. The Series A preferred units shall automatically convert into Class A common units upon consummation of a public offering of the Company’s Class A common units.

Class A Common Units

a.	Rights, preferences, and liquidation

The Class A common units have the third priority payment of cumulative required annual return on principal, less distributions, of 8% and a fourth priority payment of return of capital in the event of liquidation. The accumulated priority cash return as of June 30, 2012 and December 31, 2011 was $4,990,042 and $6,271,828, respectively. The amount is not recorded until the occurrence of a liquidation event. Each unit conveys one vote to the holder.

Class B Common Units

a.	Rights, preferences, and liquidation

Class B common units have no voting rights. Class B units are entitled to distributions upon change in control (see Note 14). Additionally, such distributions are subject to the satisfaction of distribution preferences in favor of Series A preferred units and Class A common units.

10.	COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space located in White Plains, NY, for its corporate headquarters. The lease term commenced in February 2007 and expires in February 2017. The lease provides for escalations based upon the general operating costs incurred by the lessor. On September 30, 2009, the lease was amended to include an additional 6,108 square feet of office space, which brings the total office space in White Plains to 23,040 square feet. In addition, the Company entered into an operating lease for 3,770 square feet of office space in London, England, on March 19, 2008. The lease expires in March 2018. The Company also entered into an operating lease for 5,120 square feet of office space in San Francisco, CA on July 17, 2009. The lease expires in January of 2013. On May 7, 2012, the Company renewed the lease. The term of the renewal is five years, expiring in January 2018.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

Future annual minimum payments under these operating leases at June 30, 2012 are as follows:

Year	Amount
Six month period ending December 31, 2012	$641,312
2013	1,261,717
2014	1,323,157
2015	1,328,277
2016	1,333,397
Thereafter	641,495

$6,529,355

Future annual minimum payments under these operating leases at December 31, 2011 are as follows:

Year	Amount
Year ending December 31,
2012	$1,272,015
2013	1,117,786
2014	1,102,853
2015	1,102,853
2016	1,102,853
Thereafter	386,203

$6,084,563

Rent expense charged to operations was $745,819 and $724,141 for the six-month periods ended June 30, 2012 and 2011, respectively. Rent expense charged to operations was $1,474,922 and $1,418,818 for the years ended December 31, 2011 and 2010, respectively.

Equipment Lease

The Company leases computer equipment under non-cancelable operating leases expiring in December 2013 and October 2014. The terms of the lease require monthly installments of $36,025 and $18,198 per month respectively for 36 months. In February 2012, the Company executed a new lease that replaced the lease expiring in December 2013. Under the new three-year lease, which expires in February 2015, monthly installments are $47,654.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

Future annual minimum rental payments under the office equipment operating lease at June 30, 2012 are as follows:

Year	Amount
Six month period ending December 31, 2012	$395,112
2013	790,224
2014	745,930
2015	95,308

Total	$2,026,574

Future annual minimum rental payments under the office equipment operating lease at December 31, 2011 are as follows:

Year	Amount
Year ending December 31,
2012	$650,676
2013	614,651
2014	174,064

Total	$1,439,391

Lease expense was $401,918 and $227,556 for the six-month periods ended June 30, 2012 and 2011, respectively.

Lease expense was $527,879 and $390,936 for the years ended December 31, 2011 and 2010, respectively.

Letters of Credit

In connection with certain aforementioned equipment leases, in January 2011, the Company obtained a new letter of credit amounting to $1,200,000. In February 2012, the Company was released from the $1,200,000 letter of credit. The New York office lease is secured by an irrevocable letter of credit in favor of the landlord. The letter of credit is secured by a certificate of deposit in the amount of $225,000. The letter of credit was $225,000 in December 2011 and was reduced in May 2012 to $112,500.

Sales and Use Tax (including VAT, GST and other non-income tax items equivalent)

Management has reviewed the tax laws in the various jurisdictions in which it conducts business. In the United States, the Company’s customers are liable to pay all taxes and charges, and are required to remit, or contest in good faith, such payments within thirty (30) business days after the customer’s receipt of an invoice from the Company or an applicable taxing authority. In some jurisdictions the Company acts as a collection agent for the taxing authorities; and, in its capacity as collections agent, the Company records a liability and corresponding receivable related to these taxes. Customers are expected to have satisfied any sales and use tax liability and customers are liable for any unpaid liabilities.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

In those jurisdictions where the Company acts as a collections agent of the taxing authority, the Company may be liable for unpaid sales and use taxes. The Company’s liability arises to the extent that the Company has not collected and remitted such sales and use taxes due and a customer has neither paid nor accrued the applicable sales and use taxes on its own accounts.

The Company is not aware of the manner in which its customers have dispatched their responsibility for sales and use tax on purchases from the Company. The Company is not aware of any customer failure to pay any sales or use taxes due arising from purchases from the Company. The Company is not aware of any dispute between a customer and any taxing authority related to sales or use taxes arising from purchases from the Company. The Company is not aware of any audit or investigation of any customer or the Company by any taxing authority related to sales or use taxes associated with purchases from the Company.

Management does not believe that there are any sales or use taxes due. Further, any amount of tax for which the Company may ultimately be liable is not reasonably estimable. Accordingly, the Company has not recorded any additional liability for sales and use taxes in any jurisdictions as of June 30, 2012.

11.	PROFIT-SHARING PLAN

The Company sponsors a defined-contribution 401(k) profit-sharing plan. Employees, after completing one year of service and having attained age 21, are eligible to participate. The Company’s contributions to the plan are discretionary. The Company’s contributions to the plan for the six-month periods ended June 30, 2012 and 2011 amounted to $238,000 and $308,105, respectively, and were recorded as part of accounts payable and accrued expenses in the consolidated balance sheets. The Company’s contributions to the plan for the years ended December 31, 2011 and 2010 amounted to $342,279 and $403,903, respectively, and were recorded as part of accounts payable and accrued expenses in the consolidated balance sheets.

12.	RELATED PARTY TRANSACTIONS

Argus is obligated under employment agreements employment agreements to certain officers, who are also members of the Company. The employment agreements are effective through December 31, 2012. For the years ended December 31, 2011, and 2010, compensation under these agreements is approximately $843,849 and $788,000, respectively, and has been charged to operating expenses. For the six-month periods ended June 30, 2012, and 2011, compensation under these agreements is approximately $514,565 and $469,000, respectively, and has been charged to operating expenses.

Argus authorized director compensation to certain directors, who are also members of the Company. These arrangements are effective until termination. For the years ended December 31, 2011 and December 31, 2010, compensation under these agreements is $75,000 and $75,000, respectively, and has been charged to operating expenses. For the six-month periods ended June 30, 2012 and June 30, 2011, compensation under these agreements is $37,500 and $37,500, respectively, and has been charged to operating expenses.

The Company authorized the payment of a tax distribution of $9,201,446, and $7,500,000 to members of the Company on December 31, 2011 and 2010, respectively. The Company paid $5,182,822 of the 2011 amount in 2011, and the balance of the 2011 amount was paid in 2012. The 2010 amount was paid in 2011. The Company authorized the payment of a tax distribution of $4,689,542 and $3,396,753 to members of the Company during the six-month period ended June 30, 2012 and June 30, 2011, respectively. The Company paid $1,887,934 of the 2012 amount during the six-month period ended June 30, 2012, and is expected to pay the remainder in July 2012. The Company paid $1,649,999 of the 2011 amount during the six month ended June 30, 2011, and paid the remainder in July 2011.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

13.	RISKS AND UNCERTAINTIES

Financial instruments that potentially subject Argus to concentrations of credit risk consist principally of cash and cash equivalent accounts in financial institutions that exceed the federal depository insurance coverage limit. Cash and cash equivalents exceeding federally insured limits amounted to $8,672,204 and $10,249,118 at December 31, 2011 and 2010, respectively. Cash and cash equivalents exceeding federally insured limits amounted to $1,122,094 and $5,883,093 at June 30, 2012 and 2011, respectively.

The Company has two major customers representing approximately 38.0% of revenues for the year ended December 31, 2010; each customer represented 19.5% and 18.5% of total revenue. Accounts receivable from these major customers totaled $1,391,335 and $2,784,735 at December 31, 2010.

The Company has two major customers representing approximately 39.9% of revenues for the year ended December 31, 2011; each customer represented 20.5% and 19.4% of total revenue, respectively. Accounts receivable from these major customers totaled $130,000 and $1,219,692 at December 31, 2011.

The Company has two major customers representing approximately 42.2% of revenues for the six-month period ended June 30, 2011; each customer represented 21.8% and 20.4% of total revenue, respectively. Accounts receivable from these major customers totaled $100,000 and $314,117 as of June 30, 2011.

The Company has two major customers representing approximately 36.1% of revenues for the six-month period ended June 30, 2012; each customer represented 18.8% and 17.4% of total revenue, respectively. Accounts receivable from these major customers totaled $553,615 and $172,000 at June 30, 2012.

The Company’s accounts receivable are from large well established companies, and collections from these customers are paid consistently on a current basis. Therefore, management does not believe this constitutes an unusual concentration of risk in this industry.

14.	RESTRICTED UNIT EQUITY INCENTIVE PLAN

At December 31, 2011 and June 30, 2012, AIAS maintained a restricted unit incentive plan under which employees, directors, and consultants are eligible to be granted Class B units (the “Awards”) based on performance and tenure. The Board of Directors has authorized 714,689 Class B units under the plan.

In July 2007, AIAS granted 205,084 restricted Class B units to employees or directors of the Company. The units’ vesting periods differ among the awards, ranging from 25% to 50% on July 31, 2008, with the balance of the outstanding units vesting between 12 and 36 equal monthly installments commencing August 31, 2008.

In January 2008, the Company granted 124,295 restricted Class B units to employees of the Company. The units vest 25% on January 1, 2009, with the balance of the outstanding units vesting in 36 equal monthly installments commencing February 1, 2009 and ending January 1, 2012. In June 2008, the Company granted 15,537 restricted Class B units to a director of the Company. The units vest 25% on June 1, 2009, with the balance of the outstanding units vesting in 36 equal monthly installments commencing on July 1, 2009 and ending June 1, 2012.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

In January 2009, the Company granted 114,973 restricted Class B units to certain employees of the Company. The units vest 25% on January 1, 2010, with the balance of the outstanding units vesting in 36 equal monthly installments commencing on February 1, 2010 and ending January 1, 2013.

In January 2010, the Company granted 68,364 restricted Class B units to certain employees of the Company. In April 2010, the Company granted an additional 21,752 restricted Class B units to an employee of the Company. In August 2010, the Company granted 21,752 restricted Class B units to an employee of the Company. The 2010 grants only vest upon a change in control (“contingent awards”/ “2010 grants”).

In January 2011, the Company granted 62,150 restricted Class B units to certain employees of the Company. In December 2011, the Company granted 46,610 restricted Class B units to an employee of the Company. The 2011 grants only vest upon a change in control (“contingent awards”/”2011 grants”).

In January 2012, the Company granted 93,221 restricted Class B units to certain employees of the Company. The 2012 grants only vest upon a change in control. In April 2012, the Company converted all outstanding 2012 units to time vested units effective January 1, 2012. This change was accounted for as a modification. The fair value of the modified awards at the date of modification was $289,917. This amount will be recognized over the vesting period (7.00 years).The amount of compensation expense related to the modified awards was $20,708 for the six-month period ended June 30, 2012.

In addition, the Company converted all outstanding 2010, and 2011 grants to time vested units effective January 1, 2012. This change was accounted for as a modification. The fair value of the modified awards at the date of modification was $610,454. This amount will be recognized over the vesting period (7.00 years).The amount of compensation expense related to the modified awards was $43,604 for the six-months periods ended June 30, 2012.

In the year ended 2011 and 2010, 47,582 and 105,974 Awards vested, respectively. For the six-month periods ended June 30, 2012 and June 30, 2011, 9,775 and 31,462 Awards vested, respectively.

In 2011, 22,722 units were repurchased and 33,211 units were forfeited. In 2010, 64,024 units were repurchased and 47,841units were forfeited. As of December 31, 2011, there were 283,482 vested Awards outstanding, 204,378 unvested Awards outstanding, 34,172 unissued Awards, and 93,997 treasury Awards.

In June 2012, 8,157 units were repurchased and 4,272 units were forfeited. As of June 30, 2012, there were 285,100 vested Awards outstanding, 289,702 unvested Awards outstanding, 37,733 unissued Awards, and 102,154 treasury Awards.

The 2007 Equity Incentive Plan expires on the earlier of the tenth anniversary date the 2007 Plan was adopted or the date that the Compensation Committee of the Board of Directors, at its sole discretion, determines that the 2007 Plan shall terminate. Any then outstanding Awards will remain in effect until they have vested, terminated, or expired by their respective terms.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

The terms and conditions of the Awards granted under the 2007 Plan, including the vesting conditions, restrictions or limitations, and vesting periods are subject to the discretion of the Compensation Committee. Each Award’s terms may vary from holder to holder. Upon occurrence of a deemed liquidation event, the holders of the Awards will be entitled to a portion of the residual proceeds on a pro rata basis after the Series A preferred unit holders and Class A unit holders and the Company’s creditors have been fully satisfied. In the event that the holder is terminated prior to a deemed liquidation event, a holder may, in certain circumstances, be able to redeem the Awards at the discretion and at a value determined by the Company’s board of directors in good faith.

The following information excludes contingent awards. The weighted-average fair value of the non-vested Awards outstanding as of December 31, 2011 and 2010 was $1.38 and $1.65, respectively. The weighted-average fair value of the Awards vested during the year 2011 and 2010 was $1.80 and $1.87, respectively. The compensation expense for the Awards is being recognized over the Awards’ vesting periods, except for contingent awards.

The fair value of shares vested during the year ended December 31, 2011 and 2010 was $ 86,204 and $184,144, respectively. The fair value of shares vested during the six-month periods ended June 30, 2012 and 2011 was $13,490 and $56,733, respectively.

For the year ended December 31, 2011, and 2010, the Company recorded $86,205 and $141,889, respectively, of equity-based compensation expense. The compensation expense for the unvested Awards not yet recognized as of December 31, 2011, excluding contingent awards, aggregates $24,746. The weighted-average period over which the total compensation cost of non-vested awards not yet recognized is 0.89 years.

For the six months ended June 30, 2012, and 2011, the Company recorded $77,802 and $52,981, respectively, of equity-based compensation expense. Compensation expense to be recognized for unvested shares at June 30, 2012, is $834,035. The weighted-average period over which the total compensation cost of unvested awards not yet recognized is 6.47 years. The weighted-average fair value of the Awards vested during the six-month periods ended June 30, 2012 and 2011 was $1.80 and $1.38, respectively. The weighted-average fair value of the non-vested Awards outstanding as of June 30, 2012 and 2011, excluding contingent awards, was $3.17 and $1.98, respectively.

15.	FOREIGN OPERATIONS AND CURRENCY TRANSLATION

At December 31, 2007, two companies were incorporated in England, Argus Information and Advisory Services, LTD (“UK”) and Argus Services UK, LTD (“Services”). The books and records of both companies are maintained in the local currency, the British pound.

For the six-month period ended June 30, 2012, net income from UK and Services were ($154,213) and $0, respectively. For the six-month period ended June 30, 2011, net income from UK and Services were $177,861 and $0, respectively.

The aggregate translation gain (loss) recorded in other comprehensive income for the six-month period ended June 30, 2012, and June 30, 2011 were ($16,110) and $55,177, respectively.

AIAS HOLDING COMPANY, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011 and 2010 and six-month periods ended June 30, 2012 and 2011 (unaudited)

For the year ended December 31, 2011, net income from UK and Services were $274,328 and $0, respectively. For the year ended December 31, 2010, net income from UK and Services were $406,872 and $0, respectively.

The aggregate translation gain (loss) recorded in other comprehensive income for the years ended December 31, 2011, and 2010 were $45,990 and ($37,775), respectively. In 2011, Services was placed on dormant status in the UK and is no longer actively engaged in business activities.

16.	SUBSEQUENT EVENTS

A. For year ended December 31, 2011

Effective with its financial statements prepared for the year ended December 31, 2011, the Company considers the principles and requirements for subsequent events, including: (1) the period after the balance sheet date during which management of a reporting entity shall evaluate events or transactions that occur for potential recognition or disclosure in the consolidated financial statements; (2) the circumstances under which an entity shall recognize events or transactions occurring after the balance sheet date in its financial statements; and (3) the disclosures that an entity shall make about events or transactions that occurred after the balance sheet date. The Company evaluated subsequent events through April 11, 2012. No significant events occurred subsequent to the balance sheet date that would have a material impact on the consolidated financial statements.

In February 2012, the Company signed a new office equipment lease which replaces the office equipment leases referenced in Note 9 above. The new lease is a non-cancelable operating lease expiring on February 28, 2015. The new lease begins March 1, 2012 and requires monthly installments of $47,654 for 36 months. The $1,200,000 letter of credit associated with the equipment lease was released as part of the negotiation for the new lease.

The Company prepaid $3,370,250 of principal on its $35,000,000 term loan with SunTrust in April 2012.

B. For six months period ended June 30, 2012 (Unaudited)

The Company has evaluated the subsequent events through August 3, 2012, date of issuance of the consolidated financial statements. No significant events occurred subsequent to the balance sheet date that would have a material impact on the consolidated financial statements.

In July 2012, the Company paid $2,800,745 as tax distribution for the quarter ended June 30, 2012. This distribution was recorded as a decrease to members’ equity.

The Company prepaid $2,500,000 of the principal amount on its $35,000,000 term loan in July 2012.